Exhibit 4.1
  Form SB-2
  Ogden Golf Co. Corporation

                          Specimen Stock Certificate

                INCORPORATED UNDER THE LAWS OF THE STATE OF  UTAH

   NUMBER                                                            SHARES
                                        idi

                             OGDEN GOLF CO. CORPORATION.
         100,000,000 AUTHORIZED SHARES   NO PAR VALUE   NON-ASSESSABLE

  This Certifies that

  is the record holder of

  shares of                   OGDEN GOLF CO. CORPORATION
  Common Stock
  transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

      Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

  Dated:

                                        OGDEN GOLF CO. CORPORATION
                                                CORPORATE SEAL
                                                STATE OF UTAH

                                                          /s/ Mark A. Scharmann
                                                              President

                                                          /s/ Robert R. Peterson
                                                              Secretary

                                      E-73